                                                                       Exhibit 5

                                                  July 22, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

            Re:    Everlast Worldwide, Inc. - Registration Statement on Form S-8
                   -------------------------------------------------------------

Ladies and Gentlemen:

            Reference  is made to the  Registration  Statement on Form S-8 dated the date hereof (the  "Registration  Statement"),  filed with the Securities and
Exchange  Commission by Everlast  Worldwide,  Inc., a Delaware  corporation (the
"Company").  The  Registration  Statement  relates to an  aggregate of 2,200,000 shares  (the  "Shares")  of common  stock,  par value  $.002 per  share,  of the
Company.  The Shares will be issued and sold by the Company in  accordance  with the Company's  2000 Stock Option Plan and the 2005  Non-Employee  Director Stock
Option Plan (collectively referred to as the "Plans").

            We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws  of the  Company,  minutes of  meetings  of the Board of  Directors  and stockholders of the Company, the Plans and such other documents, instruments and
certificates  of  officers  and   representatives  of  the  Company  and  public
officials,  and we have  made such  examination  of the law,  as we have  deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the  conformity to original documents of documents submitted to us as certified or photostatic copies.

July 22, 2005

            Based upon the  foregoing,  we are of the  opinion  that the Shares, when issued and paid for in accordance  with the terms and  conditions set forth under their respective  Plans,  will be duly and validly issued,  fully paid and non-assessable.

            We are  members  of the bar of the State of New  York.  Accordingly, this  opinion is limited to the federal laws of the United  States,  the laws of the State of New York and the General  Corporation Law of the State of Delaware.
Insofar as the opinion  expressed  above relates to matters that are governed by the laws of the State of Delaware,  our  investigation of the applicable law has been limited  exclusively  upon our review of what we believe to be the relevant provisions of the General Corporation Law of the State of Delaware.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration  Statement  and to the  reference  to this firm  under the  caption
"Legal  Matters"  in the  prospectus  constituting  a part  of the  Registration
Statement.

                                Very truly yours,

                                /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
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                                OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP